                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Forms S-8 Nos. 333-21537 and 333-59701 pertaining to the Employee Stock Purchase Plan and Nos. 333-26763, 333-59705 and 333-83429 pertaining to the Amended and Restated 1996 Stock Incentive Plan of Biosite Diagnostics Incorporated of our report dated January 26, 2000, with respect to the financial statements and schedule of Biosite Diagnostics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP


San Diego, California
March 27, 2000